Exhibit 99.1

Cipherloc Completes Acquisition, Announces Name Change to SideChannel Inc.

Appoints Haugli as CEO, Expands Board

AUSTIN, TX – July 5, 2022 – Cipherloc Corporation (OTCQB:CLOK) (“Cipherloc”), a developer of advanced encryption technology, today announced that it has completed the acquisition of SideChannel Inc. (“SideChannel”), a cybersecurity services company providing virtual Chief Information Security Officer (“vCISO”) services augmented by additional privacy management tools and capabilities. The combined entity pairs highly skilled cybersecurity talent and software tools with a focus on clients in the robust and growing middle-market.

Additionally, Cipherloc announced a change in the Company’s name to SideChannel, Inc., effective July 1, 2022, and that it has appointed Brian Haugli, Founder and CEO of SideChannel, as CEO of the combined entity effective immediately. David Chasteen, Cipherloc’s outgoing CEO, will become Executive Vice President of Sales and Marketing.

“We are moving ahead swiftly on the integration process to take advantage of opportunities in our fast-growing addressable markets, which are expected to reach $500 billion by 2030,” said Haugli. “As a combined entity, we believe SideChannel is uniquely positioned to offer a centralized solution tailored to the needs of the middle market. Our clients can secure critical cybersecurity services and software from the industry’s most experienced CISOs on a long-term basis in a manner that works for their budgets. Our immediate goal is to achieve $5.5 million in trailing 12-month revenue as contemplated in the purchase agreement, continue to scale our business to drive value for our stockholders and position the company for an uplisting to a national stock exchange.”

Cipherloc also expanded its board to six members to facilitate the appointment of additional security, finance and technology industry experts as directors. The Company announced the appointment of Hugh Regan, Debbie MacConnel and Kevin Powers as independent directors, and the appointment of Mr. Haugli as President and an inside director. In order to facilitate these appointments, Mr. Chasteen and Sammy Davis have resigned as directors. Tom Wilkinson will continue as a director and Chairman of the Board; Anthony Ambrose will continue as Cipherloc’s lead independent director.

“We believe the combination of SideChannel and Cipherloc creates the industry’s best platform for middle market cybersecurity needs, combining highly experienced CISO talent, industry standard software and custom subscription software development capabilities to create tailored solutions specifically crafted with the middle market in mind,” said Wilkinson. “We have now expanded and reconstituted our board with a deep bench of industry talent in finance, software and information security to support the leadership team as it executes our business plan.”

Mr. Regan recently retired from his role as Secretary, Treasurer and Chief Financial Officer of inTEST Corporation, a publicly traded manufacturer of capital equipment used in the semiconductor industry and other markets, and currently works as a private consultant to businesses, assisting them with various strategic issues. Mr. Regan served in his roles at inTEST for just over 25 years, from April 1996 until June 2021. From 1985 to April 1996, Mr. Regan served in various financial capacities for Value Property Trust, a publicly traded real estate investment trust, including Vice President of Finance from 1989 to September 1995 and Chief Financial Officer from September 1995 until April 1996. Mr. Regan qualifies as an independent member of the Company’s Board of Directors and will serve as the Chairperson of the Company’s Audit Committee.

Ms. MacConnel has been involved in the computer industry for 34 years, retiring recently from the IBM Corporation after 28 years. Prior to her retirement, Ms. MacConnel was instrumental in transforming information technology for IBM’s human resources function, which supported up to 450,000 employees. Ms. MacConnel’s team at IBM was also responsible for transforming the succession planning process for executive selection and promotion, along with enhancing the processes for mergers and acquisition management and talent acquisition. Ms. MacConnel qualifies as an independent member of the Company’s Board of Directors.

Mr. Powers is the founder and director of the Master of Science in Cybersecurity Policy and Governance Programs at Boston College and is an Assistant Professor of the Practice at Boston College Law School and in Boston College’s Carroll School of Management’s Business Law and Society Department. Mr. Powers is also a Cybersecurity Research Affiliate at the MIT Sloan School of Management, and he has taught courses at the U.S. Naval Academy, where he was also the Deputy General Counsel to the Superintendent. Mr. Powers qualifies as an independent member of the Company’s Board of Directors.

Mr. Haugli has been the Managing Partner of SideChannel since September 2017. Since October 2020, Mr. Haugli has been the founder of RealCISO, a cybersecurity risk assessment SaaS platform, and has been the creator and host of #CISOlife YouTube and Podcast since August 2019. Mr. Haugli was an Adjunct Professor at Boston College from June 2020 through January 2022, an advisor to Zscaler from September 2019 to 2020, and worked for the Hanover Group from May 2015 to April 2019, most recently as VP, Chief Security Officer.

Two of the new appointees, Ms. MacConnel and Mr. Powers, join the Cipherloc Board immediately. Mr. Regan and Mr. Haugli will become Directors following the completion of a shareholder notification about the board expansion. The Company expects to complete the expansion notification during July 2022.

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About SideChannel Inc.

SideChannel is committed to helping mid-market companies create top-tier cybersecurity programs, to protect all they have built. SideChannel deploys the field’s most skilled and experienced talent to harden their defenses against cybercrime, in its many forms. The collective of 20+ C-suite level information security officers possess a combined 450 years of experience between them. To date, SideChannel has created more than 50 multi-layered cybersecurity programs for its clients. Learn more at sidechannel.com.

About Cipherloc Corporation

Cipherloc Corporation provides advanced technology and expertise to secure your data and safeguard your privacy with the speed you need today and the agility you’ll need tomorrow. Cipherloc Enclave, the Company’s micro segmentation product, is the simple, effective and secure way to protect data and reduce risk while enhancing team productivity. Built with the user in mind, Cipherloc Enclave makes encryption accessible and available. Learn more at www.cipherloc.net.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Cipherloc’s future expectations, plans and prospects, including within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act and otherwise. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Cipherloc, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors include, but are not limited to, our ability to satisfy the closing conditions of the acquisition, our ability to integrate the operations of SideChannel into our company; that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; that COVID-19 has materially adversely affected our operations and may continue to have a material adverse impact on our operating results in the future; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; and other risk factors included from time to time in documents Cipherloc files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Cipherloc’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Cipherloc cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Cipherloc undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Cipherloc. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Contact:

Matt Kreps
Darrow Associates Investor Relations
214-597-8200
mkreps@darrowir.com